EXHIBIT 99.1
Press release dated December 11, 2007
GEOGLOBAL RESOURCES TO HOST CONFERENCE CALL FOR COMPANY UPDATE

Toronto, ON –December 11, 2007: GeoGlobal Resources Inc. (AMEX: GGR) today announced that it will host a conference call on Thursday, December 13, 2007 at 1:30 p.m. ET to provide an update on exploration and corporate activities. Mr. Jean Paul Roy, President and Chief Executive Officer will host the call.

All interested parties can join the call by dialing 416-644-3419 or 1-800-594-3790. Please dial-in 15 minutes prior to the call to secure a line.  The conference call will be archived for replay until Thursday, December 20, 2007 at midnight.  To access the archived conference call, please dial 416-640-1917 or 1-877-289-8525 and enter the reservation code 21256634#.

A live audio webcast of the conference call will be available at
www.equicomgroup.com/ggr. Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to join the webcast.  An archived replay of the webcast will be available for 360 days.  The archived webcast will also be available on the company’s website at www.geoglobal.com.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a US publicly traded oil and gas company, which through its subsidiaries, is engaged primarily in the pursuit of petroleum and natural gas through exploration and development in India. Since inception, the Company’s efforts have been devoted to the pursuit of Production Sharing Contracts with the Government of India. Currently, the Company is focused on the development of high potential exploration targets in the Krishna Godavari, the Cambay, the Deccan Syneclise and Rajasthan basin areas.

Forward Looking Statements
Some statements in this press release may contain forward looking information. These statements may address future events and conditions and, as such, could involve inherent risks and uncertainties. Our actual results of oil and gas exploration and development activities could be significantly different from any results anticipated.  Our exploration and development activities involve highly speculative exploration opportunities that involve material risks.  Additional important risk factors are described in the Company's periodic filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-KSB and quarterly reports on Form 10-QSB and 10-Q. The filings may be viewed at http://www.sec.gov. and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc.	The Equicom Group
Allan J. Kent, Executive VP and CFO	Scott Kelly, Sr. Vice President
Carla Boland, Investor Relations and Corporate Affairs Phone: +1 403 777-9253 Email: info@geoglobal.com Fax: +1 403 777-9199 Website: www.geoglobal.com	Phone: +1 416 815-0700 x322 Fax: +1 416 815-0080 Email: skelly@equicomgroup.com